 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 22, 2014
_________________
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
 _________________

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
Effective on December 22, 2014, Levi Strauss & Co. (the “Company”) and stockholders holding two-thirds of the outstanding shares of common stock of the Company, who are parties to that certain Stockholders’ Agreement, dated April 15, 1996, (the “Stockholders’ Agreement”) amended the Stockholders’ Agreement (the “First Amendment”).
The First Amendment modifies the termination provisions set forth in Section 4.1 of the Stockholders’ Agreement so that the Stockholders’ Agreement will terminate upon the earliest to occur of (1) receipt of a written notice signed by stockholders holding at least two-thirds of the shares of common stock seeking to terminate the Stockholders’ Agreement, (2) 180 days following the consummation of an initial public offering (“IPO”) (or such earlier date following the consummation of an IPO that the Company’s Board of Directors may determine) and (3) April 15, 2019; provided that in the case of (3), the date may be extended for a maximum of two, two-year periods (that is, until April 15, 2021, and until April 15, 2023) upon a majority vote of the Board of Directors.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment which is filed herewith as Exhibit 10.1 and is incorporated by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
Effective December 22, 2014, stockholders of record holding two-thirds of the outstanding shares of the Company’s common stock, approved the First Amendment described in Item 1.01 of this Current Report on Form 8-K, in accordance with the Company’s Amended and Restated By-Laws, by means of an action by written consent, pursuant to Section 228 of the Delaware General Corporation Law.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	First Amendment, dated December 22, 2014, to the Stockholders’ Agreement, dated April 15, 1996, by and among the Company (as successor to LSAI Holding Corp.) and the stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	December 22, 2014	By:	/s/ WADE W. WEBSTER
		Name:	Wade W. Webster
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment, dated December 22, 2014, to the Stockholders’ Agreement, dated April 15, 1996, by and among the Company (as successor to LSAI Holding Corp.) and the stockholders.